EXHIBIT 31.2

CFO CERTIFICATE

I, John T. Rossi, certify that:

     1. I have reviewed this report on Form 10-K/A of OmniVision Technologies, Inc.; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 22, 2004

	By:	/s/ John T. Rossi

John T. Rossi
Vice President of Finance and Chief Financial
Officer (Principal Financial Officer)